UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 7, 2002

BAY VIEW CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-14879	94-3078031

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

of incorporation)

1840 Gateway Drive, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 312-7200

N/A

(Former name, former address, and former fiscal year, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 5. Other Information and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.2
Exhibit 99.1

Item 2. Acquisition or Disposition of Assets.

         On August 12, 2002, the Company announced the sale by Bay View Bank of commercial and multifamily loans to Washington Mutual Bank. Per the July 22, 2002 agreement between Bay View Bank and Washington Mutual Bank, approximately $911 million of loans, or substantially all of the agreed upon loans were sold on August 7, 2002, with the sale of approximately $84 million of remaining loans expected to close by August 30, 2002.

         Of the $911 million purchase price, $25.0 million was held back at closing and will accrue interest at the three-month certificate of deposit rate quoted by Washington Mutual Bank on August 7, 2002. This amount will be payable to Bay View Bank as follows: (i) $10.0 million on September 4, 2002; (ii) $5.0 million on October 3, 2002; (iii) $3.0 million on November 5, 2002 and (iv) $7.0 million on December 27, 2002. Each such payment is subject to the condition that there then exists no payment default or material non-payment default by Bay View Bank under a related agreement between Washington Mutual Bank and Bay View Bank pursuant to which Bay View Bank will provide servicing functions for the loans being sold from the closing date until an agreed upon date not later than 120 days subsequent to the closing date. A further condition to the final payment of $7.0 million is Bay View Bank’s compliance with its obligation to correct specified loan document deficiencies.

         Bay View Bank's loan sale to Washington Mutual Bank is one of the primary steps necessary to position the Compnany to fully implement its plan of dissolution and stockholder liquidity under which it will sell or otherwise dispose of all of its assets, including the sale of the retail banking assets of Bay View Bank, N.A. to U.S. Bank National Association, and, after the Company pays or makes arrangements to pay its liabilities and expenses, the Company will distribute the net proceeds of its asset sales to the Company's stockholders. The Company's stockholders will be asked to consider a proposal to authorize the plan of dissolution and stockholder liquidity at a special meeting, along with a proposal to approve the sale of Bay View Bank's retail banking assets to U.S. Bank National Association pursuant to the terms of the Purchase and Assumption Agreement dated as of July 22, 2002 between Bay View Bank and U.S. Bank National Association. The unaudited pro forma condensed consolidated statement of net assets in liquidation included in the preliminary proxy statement relating to that special meeting filed by the Company on August 7, 2002 includes the effect of the proceeds from the Bank's loan sale to Washington Mutual. The relevant pages from the preliminary proxy statement are included as Exhbit 2.2 to this Form 8-K Report.

Item 5. Other Information and Regulation FD Disclosure.

         On August 7, 2002, the Company filed a preliminary proxy statement with the Securities and Exchange Commission and is waiting to receive comments from the Securities and Exchange Commission’s review. This proxy statement will be used to solicit proxies from holders of the Company’s common stock in connection with a special meeting of stockholders to act upon proposals to authorize the Company’s proposed plan of dissolution and stockholder liquidity and approve the sale of Bay View Bank’s retail banking assets to U.S. Bank National Association pursuant to the terms of the Purchase and Assumption Agreement dated as of July 22, 2002 between Bay View Bank and U.S. Bank National Association. After addressing any comments from the Securities and Exchange Commission, the Company will file a definitive proxy statement, set a date for the special meeting of stockholders and mail proxy materials to all stockholders for their consideration of and vote on these two proposals. Stockholders of record at the close of business on August 20, 2002 will be the stockholders entitled to receive the proxy statement and vote at the special meeting of stockholders.

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

2.1	Mortgage Loan Purchase Agreement dated July 22, 2002 between Bay View Bank, N.A. and Washington Mutual Bank, FA (the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided supplementally to the Securities and Exchange Commission upon its request) (Incorporated by reference to Exhibit No. 2.2 filed with the Form 8-KA filed by the Company on July 25, 2002)

2.2	Unaudited Pro Forma Condensed Consolidated Statement of Net Assets in Liquidation, including Notes thereto, from the preliminary proxy statement filed by the Company on August 7, 2002

99.1	Press release dated August 12, 2002 issued by the Company

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY VIEW CAPITAL CORPORATION

Registrant

DATE: August 15, 2002	BY:	/s/ Robert B. Goldstein

Robert B. Goldstein

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Mortgage Loan Purchase Agreement dated July 22, 2002 between Bay View Bank, N.A. and Washington Mutual Bank, FA (the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided supplementally to the Securities and Exchange Commission upon its request) (Incorporated by reference to Exhibit No. 2.2 filed with the Form 8-KA filed by the Company on July 25, 2002)

2.2	Unaudited Pro Forma Condensed Consolidated Statement of Net Assets in Liquidation, including Notes thereto, from the preliminary proxy statement filed by the Company on August 7, 2002

99.1	Press release dated August 12, 2002 issued by the Company